Exhibit 99.1

Weyco Group Announces Retirement of Senior Vice President

          MILWAUKEE, Dec. 21 /PRNewswire-FirstCall/ -- Weyco Group, Inc. (Nasdaq: WEYS), a leading marketer of men’s branded footwear, announced today that James Gorman, a Senior Vice President of the Company and President of the Company’s Florsheim Division, will retire on February 28, 2005.  Jim has been with the Company for 36 years and has been the President of the Florsheim Division since the Company acquired the brand in May 2002.  Previous to that Jim had been President of the Stacy Adams Division for 27 years.

          David McGinnis, Vice President of Sales for the Florsheim Division, will replace Jim as President of the Florsheim Division.  Dave has been in the shoe industry for 30 years and has been with the Company since May 2003.

          Weyco Group, Inc. designs and markets moderately priced and better-grade men’s branded footwear for casual, fashion, and dress lifestyles.  The principal brands of shoes sold by the Company are Florsheim, Nunn Bush, Nunn Bush NXXT, Brass Boot, Stacy Adams and SAO by Stacy Adams.  The Company also operates a small number of retail stores in the U.S. and Europe.

SOURCE  Weyco Group, Inc.
     -0-                              12/21/2004
     /CONTACT: John Florsheim of Weyco Group, +1-414-908-1600, fax,
+1-414-908-1603/
     /Web site:  http://www.weycogroup.com /